UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2003

CAPTARIS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-25186	91-1190085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10885 NE 4th Street, Suite 400

Bellevue, Washington 98004

(Address of principal executive offices, including zip code)

(425) 455-6000

(Registrant’s telephone number, including area code)

ITEM 5.	OTHER EVENTS

Captaris’ 2004 annual meeting of shareholders will be held on May 4, 2004. Shareholders that intend to present a proposal at Captaris’ 2004 annual meeting must give notice of the proposal to Captaris no later than December 20, 2003 to be considered for inclusion in the proxy statement and form of proxy relating to the 2004 Annual Meeting. Shareholders that intend to present a proposal at the annual meeting that will not be included in the proxy statement and form of proxy must give notice of the proposal to Captaris no fewer than 60 nor more than 90 days prior to the date of the 2004 annual meeting. Receipt by Captaris of any such proposal from a qualified shareholder in a timely manner will not guarantee its inclusion in Captaris’ proxy materials or its presentation at the 2004 annual meeting, as such proposals are subject to certain requirements and restrictions set forth in the proxy rules and Captaris’ bylaws. For proposals that are not timely filed, the proxies designated by Captaris for the 2004 annual meeting will have discretionary authority to vote with respect to any such proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTARIS, INC

By:	/s/ Peter Papano

Peter Papano
Chief Financial Officer

December 12, 2003